Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-163185) on Form F-1 of our report dated September 22, 2009, relating to the financial statements and financial statement schedule of Linkage Technologies International Holdings Limited appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
DELOITTE TOUCHE TOHMATSU CPA LTD.
Shanghai, China
November 25, 2009